Exhibit 2(a)(2)

State of Maryland	Robert L. Ehrlich, Jr.
Department of Assessments and Taxation	Governor
C. John Sullivan, Jr.
Director

Charter Division	Paul B. Anderson
Administrator

VENABLE LLP	Date: 09-14-2004
AB COHEN
1800 MERCANTILE BANK & TRUST BLDG
2 HOPKINS PLZ
BALTIMORE MD 21201-2930

This letter is to confirm acceptance of the following filing:

ENTITY NAME	: S&P 500 GEARED SM FUND INC.
DEPARTMENT ID	: D10121382
TYPE OF REQUEST	: ARTICLES OF AMENDMENT / NAME CHANGE
DATE FILED	: 09-14-2004
TIME FILED	: 03:17-PM
RECORDING FEE	: $100.00
EXPEDITED FEE	: $70.00
COPY FEE	: $22.00
FILING NUMBER	: 1000361990332839
CUSTOMER ID	: 0001473844
WORK ORDER NUMBER	: 0000946204

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES.

Charter Division

Baltimore metro area (410) 767-1801

Outside metro area (888) 246-5941

0003081795

301 West Preston Street-Room 801-Baltimore, Maryland 21201-2395

Toll free in Maryland (888)246-5941

MRS (Maryland Relay Service) (800)735-2258 TT/Voice- Fax (410)333-7097

Website: www.dat.state.md.us

IQ S&P 500 ARN FUND INC.

ARTICLES OF AMENDMENT

IQ S&P 500 ARN FUND INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Article SECOND of the charter of the Corporation (the “Charter”) is hereby amended to change the name of the Corporation to “S&P 500 GEAREDSM Fund Inc.”

SECOND: The foregoing amendment to the Charter was approved by the directors of the Corporation and was limited to a change expressly authorized by Section 2-605(a)(l) of the Maryland General Corporation Law without action by the stockholders.

THIRD: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested by its Secretary this 13th day of September, 2004.

ATTEST:	IQ S&P 500 ARN FUND INC.

By:
Allan J. Oster		Mitchell M. Cox
Vice President and Secretary		President

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: 9/14/04.

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

By:	, Custodian
This stamp replaces our previous certification system. Effective: 6/95